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                                                                       EXHIBIT 4

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                              June 25, 2004

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street

Boston, MA  02116

Re: Amendment to the Transfer Agency and Service Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Investors Bank & Trust Co., as amended

Ladies and Gentlemen:

      Pursuant to Article 17 of the Agreement, GMO Trust (the "Trust") hereby notifies you that it has created one new series of shares, namely, the "GMO Global Growth Fund" (the "New Fund"), with respect to which the Trust and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

      If you agree to so serve as transfer agent for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                       Sincerely,

                                       GMO TRUST

                                       By: _____________________________________
                                           Name: Elaine M. Hartnett
                                           Title: Vice President and Secretary

                                       GRANTHAM, MAYO,
                                       VAN OTTERLOO & CO. LLC

                                       By:  ____________________________________
                                           Name: Elaine M. Hartnett
                                           Title: Associate General Counsel

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Investors Bank & Trust Company             -2-                     June 25, 2004

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By: ______________________________
      Name:
      Title: